                                                                 (Exhibit 99.02)














                 AMBAC Indemnity Corporation and Subsidiaries
                   (a wholly owned subsidiary of AMBAC Inc.)
                  Consolidated Unaudited Financial Statements
                  as of March 31, 1997 and December 31, 1996
               and for the periods ended March 31, 1997 and 1996

                  AMBAC Indemnity Corporation and Subsidiaries
                           Consolidated Balance Sheets
                    (Dollars in Thousands Except Share Data)

                                                                                             March 31, 1997        December 31, 1996

                                                                                             --------------        -----------------

                                                                                              (unaudited)
Assets
------

Investments:

    Bonds held in available for sale account, at fair value
      (amortized cost of $2,392,951 in 1997 and $2,323,259 in 1996)                          $2,440,103           $2,424,524
    Short-term investments, at cost (approximates fair value)                                    78,449               91,320
                                                                                             ----------           ----------
      Total investments                                                                       2,518,552            2,515,844


Cash                                                                                                721                5,025
Securities purchased under agreements to resell                                                  10,183                4,369
Receivable for securities                                                                        23,611               18,462
Investment income due and accrued                                                                41,436               42,263
Deferred acquisition costs                                                                       97,387               94,212
Prepaid reinsurance                                                                             167,617              168,786
Other assets                                                                                     51,013               59,544
                                                                                             ----------           ----------
        Total assets                                                                         $2,910,520           $2,908,505
                                                                                             ==========           ==========


Liabilities and Stockholder's Equity

------------------------------------

Liabilities:



    Unearned premiums                                                                        $1,003,339           $  995,220
    Losses and loss adjustment expenses                                                          60,510               60,220
    Ceded reinsurance balances payable                                                            4,164                7,438
    Deferred income taxes                                                                        68,841               84,842
    Current income taxes                                                                         19,076                8,974
    Accounts payable and other liabilities                                                       40,188               50,244
    Payable for securities                                                                       49,318               46,246
                                                                                             ----------           ----------
        Total liabilities                                                                     1,245,436            1,253,184
                                                                                             ----------           ----------


Stockholder's equity:



       Preferred stock, par value $1,000.00 per share; authorized
         shares - 285,000; issued and outstanding shares - none                                    --                   --
       Common stock, par value $2.50 per share; authorized shares
         - 40,000,000; issued and outstanding shares - 32,800,000
         at March 31, 1997 and December 31, 1996                                                 82,000               82,000
       Additional paid-in capital                                                               518,470              515,684
       Unrealized gains on investments, net of tax                                               30,649               65,822
       Cumulative translation adjustment                                                             81                   --
       Retained earnings                                                                      1,033,884              991,815
                                                                                             ----------           ----------
        Total stockholder's equity                                                            1,665,084            1,655,321
                                                                                             ----------           ----------
        Total liabilities and stockholder's equity                                           $2,910,520           $2,908,505
                                                                                             ==========           ==========

See accompanying Notes to Consolidated Financial Statements.

                  AMBAC Indemnity Corporation and Subsidiaries
                      Consolidated Statements of Operations
                                   (Unaudited)
                  For The Periods Ended March 31, 1997 and 1996
                             (Dollars in Thousands)

                                                         Three Months Ended
                                                              March 31,
                                                       ------------------------
                                                         1997           1996
                                                       ---------      ---------
Revenues:

    Gross premiums written                              $ 52,170       $ 51,292
    Ceded premiums written                                (5,432)        (9,612)
                                                        --------       --------
          Net premiums written                            46,738         41,680

    Increase in unearned premiums                         (9,288)       (13,070)
                                                        --------       --------
          Net premiums earned                             37,450         28,610

    Net investment income                                 38,531         34,905
    Net realized gains                                       812          2,356
    Other income                                           2,985          6,052
                                                        --------       --------
         Total revenues                                   79,778         71,923
                                                        --------       --------


Expenses:

    Losses and loss adjustment expenses                      728            810
    Underwriting and operating expenses                   11,054         10,083
    Interest expense                                         565            514
                                                        --------       --------
         Total expenses                                   12,347         11,407
                                                        --------       --------
         Income before income taxes                       67,431         60,516
                                                        --------       --------

Income tax expense (benefit):

    Current taxes                                         11,419         13,648
    Deferred taxes                                         2,939            (46)
                                                        --------       --------
         Total income taxes                               14,358         13,602
                                                        --------       --------
         Net income                                     $ 53,073       $ 46,914
                                                        ========       ========



See accompanying Notes to Consolidated Unaudited Financial Statements

                  AMBAC Indemnity Corporation and Subsidiaries
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                  For The Periods Ended March 31, 1997 and 1996
                             (Dollars in Thousands)

                                                                                                         Three Months Ended
                                                                                                             March 31,
                                                                                                   ----------------------------
                                                                                                      1997              1996
                                                                                                   ------------    ------------
Cash flows from operating activities:

     Net income                                                                                    $  53,073        $  46,914
     Adjustments to reconcile net income to net cash
            provided by operating activities:
     Depreciation and amortization                                                                       438              456
     Amortization of bond premium and discount                                                          (312)            (386)
     Current income taxes                                                                             10,102            6,959
     Deferred income taxes                                                                             2,939              (46)
     Deferred acquisition costs                                                                       (3,175)          (2,785)
     Unearned premiums                                                                                 9,288           13,070
     Losses and loss adjustment expenses                                                                 290           (7,890)
     Ceded reinsurance balances payable                                                               (3,274)          (8,722)
     Gain on sales of investments                                                                       (812)          (2,356)
     Accounts payable and other liabilities                                                          (10,056)          (1,697)
     Other, net                                                                                       11,603           (8,038)
                                                                                                   ---------        ---------
            Net cash provided by operating activities                                                 70,104           35,479
                                                                                                   ---------        ---------

Cash flows from investing activities:
     Proceeds from sales of bonds at amortized cost                                                  290,528          378,129
     Proceeds from maturities of bonds at amortized cost                                               9,879           24,374
     Purchases of bonds at amortized cost                                                           (370,716)        (406,425)
     Change in short-term investments                                                                 12,871          (23,006)
     Securities purchased under agreements to resell                                                  (5,814)          (3,703)
     Other, net                                                                                         (156)          (1,218)
                                                                                                   ---------        ---------
            Net cash used in investing activities                                                    (63,408)         (31,849)
                                                                                                   ---------        ---------

Cash flows from financing activities:
     Dividends paid                                                                                  (11,000)         (10,000)
                                                                                                   ---------        ---------
            Net cash used in financing activities                                                    (11,000)         (10,000)
                                                                                                   ---------        ---------

            Net cash flow                                                                             (4,304)          (6,370)
Cash at January 1                                                                                      5,025            6,912
                                                                                                   ---------        ---------
Cash at March 31                                                                                   $     721        $     542
                                                                                                   =========        =========

Supplemental disclosure of cash flow information:
   Cash paid during the year for:
            Income taxes                                                                                  $-        $   6,300
                                                                                                   =========        =========


See accompanying Notes to Consolidated Financial Statements.

AMBAC INDEMNITY CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

(1)     BASIS OF PRESENTATION

        AMBAC Indemnity Corporation ("AMBAC Indemnity") is a leading insurer of municipal and structured finance obligations and has been assigned triple-A claims-paying ability ratings, the highest ratings available from Moody's Investors Service, Inc., Standard & Poor's Ratings Group, Fitch Investors Service, L.P., and Nippon Investors Services, Inc. Financial guarantee insurance underwritten by AMBAC Indemnity guarantees payment when due of the principal of and interest on the obligation insured. In the case of a default on the insured obligation, payments under the insurance policy may not be accelerated by the policyholder without AMBAC Indemnity's consent. As of March 31, 1997, AMBAC Indemnity's net insurance in force (principal and interest) was $231.5 billion. AMBAC Indemnity is a wholly-owned subsidiary of AMBAC Inc., which is a holding company that provides through its affiliates financial guarantee insurance and financial services to clients in both the public and private sectors.

        American Municipal Bond Holding Company ("AMBH"), a wholly-owned subsidiariy of AMBAC Indemnity, is a holding company for certain real estate interests.

        During the first quarter of 1997, AMBAC Indemnity established a new subsidiary in the United Kingdom, AMBAC Insurance UK Limited ("AMBAC UK"), which was authorized to conduct certain classes of general insurance business in the United Kingdom. As of February 4,1997, AMBAC UK is the primary vehicle for the issuance of financial guarantee insurance policies in the United Kingdom and Europe.

        AMBAC Indemnity, as the sole limited partner, owns 90% of the total partnership interests of AMBAC Financial Services, Limited Partnership ("AFS"), a limited partnership which provides interest rate swaps primarily to states, municipalities and municipal authorities. The sole general partner of AFS, AMBAC Financial Services Holdings, Inc., a wholly-owned subsidiary of AMBAC Inc., owns a general partnership interest representing 10% of the total partnership interest in AFS.

        AMBAC Indemnity's consolidated unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial condition, results of operations and cash flows for the periods presented. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates. The results of operations for the three months ended March 31, 1997 may not be indicative of the results that may be expected for the full year ending December 31, 1997. These financial statements and notes should be read in conjunction with the financial statements and notes included in the audited consolidated financial statements of AMBAC Indemnity Corporation and its subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996.